                                                                    Exhibit 4.2

================================================================================

                     Executed in 100 Counterparts, No. 067.

                             SUPPLEMENTAL INDENTURE

                             DATED DECEMBER 1, 1998

                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                                       TO

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                               AND F. SGARAGLINO,
                                  AS TRUSTEES

                                   ----------

(SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)

                                   ----------

                      (PROVIDING FOR FIRST MORTGAGE BONDS,
             SENIOR NOTES SERIES AA-1 AND SENIOR NOTES SERIES AA-2)

================================================================================

This instrument was prepared by Steven R. Sullivan, Vice President, General Counsel and Secretary of Central Illinois Public Service Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

     THIS SUPPLEMENTAL INDENTURE, dated December 1, 1998, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the "Trustee"), and F. Sgaraglino (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964,
June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971, September 1, 1971, May
1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1, 1976,
November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1, 1993, June 1,
1995, March 15, 1997 and June 1, 1997, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the "Indenture"; and said U.S. Bank Trust National Association and F. Sgaraglino, as such Trustees, being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture";

WITNESSETH:

     WHEREAS, the Company has entered into an Indenture dated as of December 1, 1998 (the "Senior Note Indenture") with The Bank of New York, as trustee (the "Senior Note Trustee") providing for the issuance of senior notes thereunder (the "Notes"); and

     WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors and the Executive Committee thereof, pursuant to the Senior
Note Indenture, as security for the Notes to be issued thereunder, to issue to the Senior Note Trustee bonds of two additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Senior Notes Series AA-1 (hereinafter sometimes referred to as the "bonds of Senior Notes Series AA-1") and First Mortgage Bonds, Senior Notes Series AA-2 (hereinafter referred to as the "bonds of Senior Notes Series AA-2" and, together with the bonds of Senior Notes Series AA-1, the "bonds of both Series"), and the bonds of both Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended,
Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing not to exceed $15,000,000 aggregate principal amount of bonds of Senior Notes Series AA-1 and setting forth the form, terms, provisions and characteristics thereof, (2) creating and authorizing not to exceed $60,000,000 aggregate principal amount of bonds of Senior Notes Series AA-2 and setting forth the form, terms, provisions and characteristics thereof,
(3) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (4) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company has constructed or otherwise acquired subsequent to May 1, 1997, except property of the character expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

     WHEREAS, the bonds of Senior Notes Series AA-1 shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, 5.375% Due 2008 (the "2008 Senior Notes") and the bonds of Senior Notes Series AA-2 shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, 6.125% Due 2028 (the "2028 Senior Notes" and, together with the 2008 Senior Notes, the "Senior Notes"); and

     WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and the Executive Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

     WHEREAS, the bonds of both Series to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of the bonds of Senior Notes Series AA-1 and the bonds of Senior Notes Series AA-2 and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

                                 [FORM OF BOND]

No.___________                                                      $___________

                   Illinois Commerce Commission ID Number 5994

            NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE INDENTURE
              THIS BOND IS NOT ASSIGNABLE OR TRANSFERABLE EXCEPT AS
             PERMITTED OR REQUIRED BY SECTION 4.04 OF THE INDENTURE,
          DATED AS OF DECEMBER 1, 1998, BETWEEN CENTRAL ILLINOIS PUBLIC
             SERVICE COMPANY AND THE BANK OF NEW YORK, AS TRUSTEE.

                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                 First Mortgage Bond, Senior Notes Series AA-__

================================================================================
Original
Issue                         Dated                    Maturity

Date                Date                Date                CUSIP
----                ----                ----                -----

                    *                   *

                    Interest
Interest            Payment             Record
Rate                Dates               Dates
----                -----               -----
     %

REGISTERED OWNER
                ------------------------------------------------

PRINCIPAL AMOUNT                   DOLLARS
                ------------------

================================================================================
* To be completed in accordance with the terms of Section 1 of Article I hereof.

          Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the Registered Owner specified above, as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Date will be paid, subject to certain exceptions provided in the Supplemental Indenture dated December 1, 1998, hereinafter referred to, to the Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable in immediately available funds at the office or agency of the Senior Note Trustee hereinafter referred to, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

          Under an Indenture dated as of December 1, 1998 (the "Senior Note Indenture") between the Company and The Bank of New York, as trustee (the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of Notes under the Senior Note Indenture entitled "Senior Notes, ___% Due ____ (the "____ Senior Notes"). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the ____ Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any or interest on, the ____ Senior Notes shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated December 1, 1998 pursuant to which this bond has been issued (the "Supplemental Indenture").

          Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the ____ Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, bonds of Senior Notes Series AA-__ in a principal amount equal to the principal amount of such ____ Senior Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in
Section 4.08 of the Senior Note Indenture. The Trustee (as hereinafter defined) may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the ___ Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal, or premium or interest on, the ____ Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and
(iii) the amount of the arrearage.

          For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the ____ Senior Notes.

          This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to U.S. Bank Trust National Association (formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture pursuant to which $__,000,000 in aggregate principal amount of the First Mortgage Bonds, Senior Notes Series AA-_ are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"); and said U.S. Bank Trust National Association and F. Sgaraglino (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

          This bond is not redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the ___ Senior Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the senior notes, as provided in Section 8.01 of the Senior Note Indenture.

          In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

          This bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. This bond is exchangeable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange heretofore; provided, that the Company shall not be required to exchange any bonds of Senior Notes Series AA-_ for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

          As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any senior notes outstanding under the Senior Note Indenture, and, pursuant to
Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

          This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

          IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                                        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                                        By
                                          --------------------------------------
                                                       President

ATTEST:

By
  ---------------------------
     Secretary

          This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.


                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By
                                          --------------------------------------
                                                     Authorized Officer

                             [END OF FORM OF BOND]

          NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby and $75,000,000 aggregate principal amount of the Senior Notes, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto U.S. BANK TRUST NATIONAL ASSOCIATION and F. SGARAGLINO, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to May 1, 1997, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to
(a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and
(d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

          Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said U.S. BANK TRUST NATIONAL ASSOCIATION and F. SGARAGLINO, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, subsequent to May 1, 1997 (except as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, TO HAVE AND TO HOLD all said property, rights and interests forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

          And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of both Series and to fix the terms, provisions and characteristics of the bonds of both Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                   ARTICLE I

          SECTION 1. Two series of bonds issuable under the Indenture, as hereby amended, to be known and designated as "First Mortgage Bonds, Senior Notes Series AA-1" and "First Mortgage Bonds, Senior Notes Series AA-2," respectively, and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, are hereby created and authorized. The bonds of both Series and the Trustee's Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited. Each bond of Senior Notes Series AA-1 and each bond of Senior Notes Series AA-2 are to be issued and registered in the name of The Bank of New York, as trustee, or a successor trustee (said trustee or any successor trustee being hereinafter referred to as the "Senior Note Trustee"), under the Indenture dated as of December 1, 1998 between the Company and the Senior Note Trustee (the "Senior Note Indenture"), to secure any and all obligations of the Company under the 2008 Senior Notes and the 2028 Senior Notes, respectively, and any other series of Notes from time to time outstanding under the Senior Note Indenture. Each bond of Senior Notes Series AA-1 and each bond of Senior Notes Series AA-2 shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date specified in the form of bond. The bonds of both Series shall be due and payable in the principal amount and on the Maturity Date specified below, shall bear interest from the date thereof at the Interest Rate per annum specified below payable half-yearly on the Interest Payment Dates specified in the form of bond to the Registered Owner as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 3 of this Article I.

     Series    Maturity Date       Principal Amount         Interest Rate
     ------    -------------       ----------------         -------------
     AA-1      December 15, 2008   $15,000,000              5.375%
     AA-2      December 15, 2028   $60,000,000              6.125%

          The bonds of both Series shall be payable, as to both principal and interest, in immediately available funds, at the office or agency of the Senior Note Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

          SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of both Series is registered (the "Registered Owner") at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of both Series are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

          Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the 2008 Senior Notes or the 2028 Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, bonds of Senior Notes Series AA-1 or bonds of Senior Notes Series AA-2, respectively, in a principal amount equal to the principal amount of such 2008 Senior Notes or such 2028 Senior Notes, as the case may be, and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds of Senior Notes Series AA-1 or bonds of Senior Notes Series AA-2, as applicable, shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) the timely payment of principal, or premium or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

          SECTION 3. The term "Record Date" as used herein with respect to any Interest Payment Date (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          SECTION 4. The bonds of both Series are not redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Senior Notes, and except as set forth in Section 5 hereof.

          In the event that the Company redeems any 2008 Senior Notes or 2028 Senior Notes prior to maturity in accordance with the provisions of the Senior
Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the bonds of Senior Notes Series AA-1 or the bonds of Series Notes Series AA-2, respectively, in principal amounts corresponding to the 2008 Senior Notes or the 2028 Senior Notes so redeemed, as provided in Section 4.08 of the Senior Note Indenture. The Company agrees to give the Senior Note Trustee notice of any such redemption of the Senior Notes on or before the date fixed for any such redemption.

          SECTION 5. Upon the occurrence of an Event of Default under the Senior
Note Indenture and the acceleration of the 2008 Senior Notes or the 2028 Senior Notes, the bonds of Senior Notes Series AA-1 or the bonds of Senior Notes Series AA-2, respectively, shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the 2008 Senior Notes or the 2028 Senior Notes specifying the last date to which interest on such 2008 Senior Notes or 2028 Senior Notes has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the bonds of Senior Notes Series AA-1 or the bonds of Senior Notes Series AA-2, as applicable. The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the bonds of Senior Notes Series AA-1 or the bonds of Senior Notes Series AA-2, as applicable, by the Senior Note Trustee to the Trustee, the bonds of Senior

Notes Series AA-1 or the bonds of Senior Notes Series AA-2, as applicable, shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the date of the Redemption Demand; provided, however, that in the event of a rescission or annulment of acceleration of Notes pursuant to the last paragraph of Section 8.01(a) of the Senior Note Indenture, then any Redemption Demand shall thereby deemed to be rescinded by the Senior Note Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

          SECTION 6. For purposes of Section 4.09 of the Senior Note Indenture, the bonds of Senior Notes Series AA-1 shall be deemed to be the "Related Series of Senior Notes First Mortgage Bonds" in respect of the 2008 Senior Notes and the bonds of Senior Notes Series AA-2 shall be deemed to be the "Related Series of Senior Notes First Mortgage Bonds" in respect of the 2028 Senior Notes.

          SECTION 7. The bonds of both Series shall not be assignable or transferable except as permitted by Section 4.04 of the Senior Note Indenture. Any such transfer shall be effected at the principal office or place of business of the Trustee under the Indenture. The bonds of both Series are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; and provided, that the Company shall not be required to exchange any bonds of both Series for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of both Series.

          The bonds of both Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

          (a) bonds of both Series executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

          (b) such corporate seal of the Company may be a facsimile, and any bonds of both Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

          SECTION 8. As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to the bonds of both Series shall be deemed to be satisfied and discharged, the bonds of both Series shall cease to secure in any manner any Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the bonds of both Series to the Company for cancellation.

                                   ARTICLE II

          SECTION 1. Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words "Series W through Series Z, Series 1995-1, Series 1997-1 and Series 1997-2" wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words "Series W through Series Z, Series 1995-1, Series 1997-1, Series 1997-2, Senior Notes Series AA-1 and Senior Notes Series AA-2" and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

                                  ARTICLE III

          SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

          SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

          SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds of both Series and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended, and the Senior Note Trustee, for the benefit of the holder or holders of the Senior Notes.

          This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

          At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, taking into account the refunding of $33,000,000 of First Mortgage Bonds, Series W, 8-1/2%, due May 15, 2022, is $408,000,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

                                                                 Principal
     Series         Interest Rate (%)   Maturity Date            Amount ($)
     ------         -----------------   -------------            ----------
     W              7-1/8               May 15, 1999              50,000,000
     X              7-1/2               July 1, 2007              50,000,000
     Y              6-3/4               September 15, 2002        23,000,000
     Z              6                   April 1, 2000             25,000,000
     Z              6-3/8               April 1, 2003             40,000,000
   1995-1           6.49                June 1, 2005              20,000,000
   1997-1           6.52                March 15, 1999             5,000,000
   1997-1           6.60                September 15, 1999         5,000,000
   1997-1           6.68                March 15, 2000             5,000,000
   1997-1           6.75                September 15, 2000         5,000,000
   1997-1           6.83                March 15, 2001             5,000,000
   1997-1           6.89                September 15, 2001         5,000,000
   1997-1           6.94                March 15, 2002             5,000,000
   1997-1           6.96                September 15, 2002         5,000,000
   1997-1           6.99                March 15, 2003             5,000,000
   1997-2           6.73                June 1, 2001              20,000,000
   1997-2           7.05                June 1, 2006              20,000,000
   1997-2           7.61                June 1, 2017              40,000,000
Senior Notes AA-1   5.375               December 15, 2008         15,000,000 (a)
Senior Notes AA-2   6.125%              December 15, 2028         60,000,000 (a)
                                                                 -----------
                    TOTAL .....................................  408,000,000

----------
(a) To be presently issued by the Company under said Indenture.

          IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said U.S. Bank Trust National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents, and said F. Sgaraglino, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

                                        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                                        By /s/ J.T. Birkett
                                          --------------------------------------
                                             J.T. Birkett
                                             Vice President

(CORPORATE SEAL)

ATTEST:

/s/ J.A. Tisckos
-----------------------------
J.A. Tisckos
Assistant Secretary

                                        U.S. BANK TRUST NATIONAL ASSOCIATION

                                        By /s/ Larry Kusch
                                          --------------------------------------
                                             Larry Kusch
                                             Assistant Vice President

(CORPORATE SEAL)

ATTEST:

/s/ H. H. Hall, Jr.
-----------------------------
H. H. Hall, Jr.
Vice President and
Assistant Secretary

                                        /s/ F. Sgaraglino             (SEAL)
                                        ----------------------------------------
                                        F. Sgaraglino

STATE OF ILLINOIS        )
                         )    ss
COUNTY OF SANGAMON       )

          I, Janet K. Cooper, a Notary Public in and for said County in the State aforesaid, do hereby certify that J.T. Birkett, Vice President of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and J.A. Tisckos, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

          Given under my hand and official seal this 22nd day of December, 1998.


                                        /s/ Janet K. Cooper
                                        ----------------------------------------
                                             Notary Public

(NOTARIAL SEAL)


--------------------------------
        "OFFICIAL SEAL"
        Janet K. Cooper
Notary Public, State of Illinois
 My Commission Expires 3/27/99
--------------------------------

STATE OF ILLINOIS        )
                         )    ss
COUNTY OF COOK           )

          I, Sandra Rhoden, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

          (a) Larry Kusch, an Assistant Vice President of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and H. H. Hall, Jr., a Vice President and Assistant Secretary of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

          (b) F. Sgaraglino, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal this 22nd day of December, 1998.


                                        /s/ S. Rhoden
                                        ----------------------------------------
                                        Sandra Rhoden
                                        Notary Public

(NOTARIAL SEAL)

--------------------------------
        "OFFICIAL SEAL"
         Sandra Rhoden
Notary Public, State of Illinois
  My Commission Exp. 06/28/2001
--------------------------------

                                   Schedule A

              TO THE SUPPLEMENTAL INDENTURE DATED DECEMBER 1, 1998
                  OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO
                    U.S. BANK TRUST NATIONAL ASSOCIATION AND
                            F. SGARAGLINO AS TRUSTEES

The properties of the Company acquired through construction, purchase, consolidation or merger or otherwise subsequent to May 1, 1997 and prior to October 1, 1998 referred to in the foregoing Supplemental Indenture, located in the counties of Adams, Coles, Crawford, Douglas, Effingham, Jackson, Lawrence, Menard, Perry, Pike, and Vermilion in the State of Illinois as described as follows:

First. The following described electric substations of the Company located in, or in the vicinity of, the following communities:

               Location
     --------------------------
     Community           County              KVA
     ---------           ------              ---
     Teutopolis          Effingham           10,500
     Lawrenceville       Lawrence            10,500
     Arcola              Douglas             10,500
     Dorans              Coles               10,500

Second. The following described gas distribution mains of the Company located in the State of Illinois:

               Location
     --------------------------              Approximate length
     Community           County              in feet
     ---------           ------              ------------------
     Palestine           Crawford             7,245
     Effingham           Effingham           30,453
     Bismark             Vermilion            4,310
     Hoopeston           Vermilion            4,130
     Mattoon             Coles               18,328
     Charleston          Coles                5,060
     Loxa                Coles                3,245
     Griggsville         Pike                 2,752
     Quincy              Adams               27,352
     Petersburg          Menard              19,960
     DuQuoin             Perry                3,125
     Murphysboro         Jackson              4,974

Third. The following real estate situated in Lawrence County, Illinois:

     A tract of land being part of the following described property:

     A part of Location 267 in Township 3 North, Range 11 West of the Second Principal Meridian, and bounded as follows: Beginning at a stone at the Northeast corner of said location 267; thence running West 37.58 chains to a stake; thence South 41.03 chains to a stake; thence East 37.58 chains to a stake in the road; thence North 41.03 chains to the beginning, containing
     154.21 acres, and situated in Lawrence County, Illinois.

     Said tract of land being more particularly described as follows:

     BEGINNING at the Southeast corner of the above described property;

     Thence South 89 degrees 52 minutes 45 seconds West along the South line of the above described tract a distance of 246.96 feet;

     Thence North 00 degrees 17 minutes 22 seconds East along a line parallel with the East line of the above described property a distance 208.71 feet;

     Thence North 89 degrees 52 minutes 45 seconds East along a line parallel with the South line of the above described property a distance of 246.96 feet to the East line of the above described property;

     Thence South 00 degrees 17 minutes 22 seconds West along the East line of the above described property a distance of 208.71 feet to the POINT OF BEGINNING, containing 1.183 Acres, more or less.

Fourth. The following described real estate situated in Douglas County, Illinois.

     Part of the Northeast Quarter (NE 1/4) of Section 3, Township 14 North, Range 8 East of the 3rd Principal Meridian, Douglas County, Illinois, described as follows: Commencing at a 5/8" iron rod being the Northeast corner of said Section 3 as per monument record in Book 1, Page 1 of Monument Records in the recorder's office of said County; thence South 00 degrees 24 minutes 13 seconds East (record bearing) 1408.06 feet along the East line of said NE 1/4 to the point of beginning being a point North 89 degrees 00 minutes 00 seconds East 33.00 feet from a 5/8" iron rod with metal cap marked C.I.P.S. CO. PROPERTY CORNER; thence continuing South 00 degrees 24 minutes 13 seconds East 208.00 feet along said East line of the Northeast corner of the land taken by the city of Arcola in Circuit Court by order dated March 20, 1981, No. 80-L-107; thence South 89 degrees 00 minutes 00 seconds West 228.00 feet along the North line of said land to a 5/8" iron rod with metal cap marked C.I.P.S. CO. PROPERTY CORNER; thence North 00 degrees 24 minutes 13 seconds West 208.00 feet to a 5/8" iron rod with metal cap marked C.I.P.S. PROPERTY CORNER; thence North 89 degrees 00 minutes 00 seconds East 228.00 feet to the point of beginning containing
     1.089 acres.